EXHIBIT 3.1

  LETTERHEAD:  Delaware - The First State

     I, HARRIET SMITH WINDOSR, SECREATRY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GLOBAL SPORTS & ENTERTAINMENT, INC.", CHANGING ITS NAME FROM "GLOBAL SPORTS & ENTERTAINMENT, INC." TO "GWIN, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF AUGUST, A.D. 202, AT 9 O'CLOCK AM.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                     /s/  Harriet  Smith Windsor
                                     --------------------------------------
                                     By:    Harriet  Smith Windsor
                                     Title: Secretary  of  State
                                     Date:  8-23-02

                                STATE of DELAWARE
                           CERTIFICATE of AMENDMENT of
                          CERTIFICATE of INCORPORATION

- First: That at a meeting of the Board of Directors of Global Sports & Entertainment, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.

     The  resolution  setting  for  the  proposed  amendment  is  as  follows:

     Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

     "FIRST:  The  name  of  the  corporation is GWIN, Inc. (the "Corporation").
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-    Second:  That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

- Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

- Fourth: That the capital of said corporation shall not be reduced under of by reason of the said amendment.



                                                 /s/  Douglas  Miller
                                             -----------------------------
                                            By:  Douglas  Miller
                                            Title:  President


STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
Filed 09:00 AM 08/22/2002
020532710-2624514